Exhibit 99.1

For Release:     July 20, 2006

Contact: Lisa Razo

(802) 865-1838

Merchants Bancshares, Inc. Dividend Declaration and

Earnings Release Calendar

SOUTH BURLINGTON, VT—Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced today that its Board of Directors declared a dividend of 28 cents per share payable August 17, 2006, to shareholders of record as of August 3, 2006. Merchants plans to release earnings on or about August 1, 2006.

Mr. Joseph Boutin, Merchants’ President and Chief Executive Officer; Ms. Janet Spitler, Merchants’ Chief Financial Officer; and Michael Tuttle, President and Chief Executive Officer of Merchants Bank, will host a conference call to discuss these earnings results at 10:00 a.m. Eastern Time on Thursday, August 3, 2006. Interested parties may participate in the conference call by dialing (800) 230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on August 10, 2006. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 806414.

The continuing mission of Merchants Bank is to provide Vermonters with a true community bank. It fulfills this commitment through a branch-based system that includes 35 bank offices and 42 ATMs throughout Vermont, personal bankers dedicated to top-quality customer service, and streamlined products: FreedomLYNX® Banking, which consists of Free Checking for Life®, a Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, a Free Debit Card and Free Automated Phone Banking; TimeLYNX® Certificates of Deposit; HomeLYNX® Home Equity Loans; RealLYNX® Residential Mortgages and CommerceLYNX® Business Banking. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. For more information about Merchants Bank, visit mbvt.com. Merchants’ stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants’ current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants’ actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants’ control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants’ markets, and changes in the financial condition of Merchants’ borrowers. The forward-looking statements contained herein represent Merchants’ judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants’ reports filed with the Securities and Exchange Commission.